UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/4/09

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 SOUTH MARKET STREET PETERSBURG, VIRGINIA	23803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 861-0681

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On December 7, 2009, Star Scientific, Inc., a Delaware corporation (the “Company”), filed its Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (as amended, the “Certificate of Incorporation”). The Certificate of Incorporation, formally approved by the Company’s stockholders on December 4, 2009, increases the total number of shares of the Company’s common stock, par value $0.0001 per share, that the Company is authorized to issue from 135,000,000 shares to 170,000,000 shares. The Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
On December 4, 2009, the Company held the annual meeting of its stockholders. In addition to approval of the proposal to amend the Company’s Certificate of Incorporation, the Company’s stockholders also elected all six nominee directors to the Company’s Board of Directors for one-year terms and approved a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit the Company’s financial statements for the year ending December 31, 2009.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.1	Fifth Amended and Restated Certificate of Incorporation of Star Scientific, Inc., dated December 7, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: December 7, 2009	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer